UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 17, 2004
OKLAHOMA GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as Specified in Its Charter)
Oklahoma
(State or Other Jurisdiction of Incorporation)
1-1097	73-0382390
(Commission File Number)	(IRS Employer Identification No.)
321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)
405-553-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

        Effective November 17, 2004, OGE Energy Corp.’s (“Energy Corp.”) Board of Directors amended Energy Corp.’s Stock Incentive Plan (the “Plan”) to specifically prohibit Energy Corp. from making any loans to any participant in connection with the exercise of stock options under the Plan or otherwise in connection with any other awards under the Plan. No loans were ever made under the Plan and the Plan was amended to remove any ambiguity as to whether loans were permitted.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        On November 17, 2004, Energy Corp. issued a press release announcing that Energy Corp.’s Board of Directors appointed a new director, Ms. Linda Petree Lambert. Ms. Lambert, president of Lasso Corporation, a diversified oil and gas investment company, was elected to a term expiring at the Company’s Annual Meeting of Shareowners on May 19, 2005, at which time she is expected to be nominated for approval by the Company’s shareowners. Ms. Lambert has not yet been named to any committees of the Board. For further information, see the attached press release which is furnished as Exhibit 99.01 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits
Exhibit Number	Description
99.01	Press release dated November 17, 2004, announcing OGE Energy Names Linda Petree Lambert to Board of Directors.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OKLAHOMA GAS AND ELECTRIC COMPANY (Registrant)
By	/s/ Donald R. Rowlett
Donald R. Rowlett Vice President and Controller (On behalf of the registrant and in his capacity as Chief Accounting Officer)

November 18, 2004

Exhibit 99.01

OGE Energy Names Linda Petree Lambert to Board of Directors
Board also Declares Quarterly Dividend

OKLAHOMA CITY – OGE Energy Corp. (NYSE: OGE) today announced that Linda Petree Lambert, president of Lasso Corporation, has been elected to serve on the OGE Energy Board of Directors. Lasso is an Oklahoma City-based diversified oil and gas investment company.

Lambert was elected to a term expiring at the company’s annual shareowner’s meeting May 19, at which time she will be nominated for approval by the company’s shareowners.

“We’re excited to welcome Linda Lambert to our Board of Directors,” said Steven E. Moore, chairman, president and CEO of OGE Energy. “Her experience in the energy business, committed community leadership and entrepreneurial spirit will serve our company well.”

In addition to serving as president of Lasso, which she founded in 1991, Lambert serves as a partner in Petree Valley Farms and President of Enertree, L.L.C., also an oil and gas investment company.

As an assistant vice president at Bank of Oklahoma, she worked in commercial real estate lending, government securities and municipal bond sales, and was the executive coordinator of the bank’s marketing division.

In addition, Lambert is actively involved with the Oklahoma City National Memorial Foundation, is Vice-chair of the Oklahoma City Public Schools Trust, Chair of the Board of Trustees at Mercy Health Center, serves on the boards of the Oklahoma City Chamber of Commerce, United Way, the Kirkpatrick Foundation, International Longevity Center USA, International Women’s Forum, the Oklahoma United Methodist Foundation and is founding chair of Possibilities: Neighbors in Action.

Lambert attended Mills College in Oakland, Calif. and the University of Oklahoma.

The OGE Energy Board of Directors today declared a first-quarter dividend of $0.3325 per common share of stock, to be paid Jan. 28, 2005, to shareowners of record on Jan. 7, 2005. The dividend level remained unchanged from the previous quarter.

CLASS OF STOCK:	OGE Energy Corp. Common
QUARTERLY DIVIDEND PER SHARE: RECORD DATE: PAYMENT DATE:	$0.3325 01/07/05 01/28/05

OGE Energy is the parent company of Oklahoma Gas and Electric Company (OG&E), a regulated electric utility serving approximately 733,000 customers in a service territory spanning 30,000 square miles in Oklahoma and western Arkansas, and of Enogex Inc., a natural gas pipeline business with principal operations in Oklahoma and Arkansas.